SANFORD C. BERNSTEIN FUND, INC.
N-SAR FILING ONE YEAR ENDING
SEPTEMBER 30, 1999
CIK NO. 832808

ATTACHMENTS TO ITEM 77Q1(a)

SANFORD C. BERNSTEIN FUND, INC.
ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST:  The Charter, as supplemented
by Articles Supplementary, of Sanford
C. Bernstein Fund, Inc., a Maryland
corporation, having its principal
office c/o Prentice-Hall Corporation
Maryland, 11 East Chase Street,
Baltimore, Maryland 21202 (the
"Corporation"), is hereby amended,
effective May 3, 1999, by changing
the name of the class of shares
previously established and designated
as the Bernstein International Value
Portfolio to the Bernstein Tax-Managed
International Value Portfolio.

SECOND:  The amendment to the Charter
as set forth above was approved by
a majority of the entire Board of
Directors and is limited to a change
expressly permitted by Section 2-605
of the Maryland General Corporation
Law to be made without action by the
stockholders.

THIRD:  The Corporation is registered
as an open-end company under the
Investment Company Act of 1940.

The undersigned, President of Sanford
C. Bernstein Fund, Inc., has signed
these Articles of Amendment in the
Corporation's name and on its behalf
and acknowledges that these Articles
of Amendment are the act of the
Corporation, that to the best of his
knowledge, information and belief all
matters and facts set forth therein
relating to the authorization and
approval of the Articles of Amendment
are true in all material respects
and that this statement is made
under the penalties of perjury.

IN WITNESS WHEREOF, these Articles
of Amendment have been executed on
behalf of Sanford C. Bernstein Fund,
Inc. this 20th day of April, 1999.

SANFORD C. BERNSTEIN FUND, INC.
By:  Roger Hertog, President

Attest:
[Seal]
Jean Margo Reid, Secretary


SANFORD C. BERNSTEIN FUND, INC.
ARTICLES SUPPLEMENTARY

Sanford C. Bernstein Fund, Inc.,
a Maryland corporation, having
its principal office c/o the
Prentice-Hall Corporation System,
Maryland, 11 East Chase Street,
Baltimore, Maryland 21202 (hereinafter
called the "Corporation"), hereby
certifies to the State Department
of Assessments and Taxation of
Maryland that:

FIRST:  The total number of shares
Of capital stock of all classes
that the Corporation has authority
to issue is two billion (2,000,000,000)
shares, of the par value of one
tenth of one cent $.001 (the "Shares"),
and of the aggregate par value of
two million dollars ($2,000,000).

SECOND:  Pursuant to authority
Expressly vested in the Board of
Directors of the Corporation by
Article V of the Charter of the
Corporation, the Board of Directors
has duly designated and established
the following classes of shares:

Bernstein Government Short Duration
100,000,000 shares

Bernstein Short Duration Plus
100,000,000 shares

Bernstein Diversified Municipal
150,000,000 shares

Bernstein Intermediate Duration
250,000,000 shares

Bernstein New York Municipal
100,000,000 shares

Bernstein California Municipal
100,000,000 shares

Bernstein Short Duration
California Municipal
50,000,000 shares

Bernstein Short Duration
Diversified Municipal
50,000,000 shares

Bernstein Short Duration
New York Municipal
50,000,000 shares

Bernstein International Value
400,000,000 shares

Bernstein Emerging Markets Value
100,000,000 shares

Bernstein International Value II
300,000,000 shares

The relative preferences, conversion
And other rights, voting powers,
restrictions, limitations as to
dividends, qualifications and terms
and conditions of redemption of
all such classes are as set forth in
paragraph (b) of Section 1 of Article
V of the Charter of the Corporation.

THIRD:  The Corporation is registered
As an open-end company under the
Investment Company Act of 1940.

FOURTH:  The total number and par
Value of shares of capital stock
that the Corporation has authority
to issue has not been changed by
the Board of Directors.

The undersigned, President of
Sanford C. Bernstein Fund, Inc., has
signed these Articles Supplementary
in the Corporation's name and on
its behalf and acknowledges that
these Articles Supplementary are
the act of the Corporation, that to
the best of his knowledge, information
and belief all matters and facts
set forth therein relating to the
authorization and approval of the
Articles Supplementary are true in
all material respects and that this
statement is made under the penalties
of perjury.

IN WITNESS WHEREOF, these Articles
Supplementary have been executed on
behalf of Sanford C. Bernstein Fund,
Inc. this 24th day of May, 1999.

SANFORD C. BERNSTEIN FUND, INC.
By:  Roger Hertog, President

Attest:
[Seal]
Jean Margo Reid, Secretary


ATTACHMENT TO 77Q1(E)

SANFORD C. BERNSTEIN FUND, INC.

AMENDMENT NO. 3 TO INVESTMENT MANAGEMENT
AGREEMENT

AMENDMENT NO. 3, DATED AS OF APRIL 30,
1999, BETWEEN SANFORD C. BERNSTEIN FUND,
INC., A MARYLAND CORPORATION ("THE FUND"),
ON BEHALF OF THE BERNSTEIN INTERNATIONAL
VALUE PORTFOLIO (THE "PORTFOLIO"); AND
SANFORD C. BERNSTEIN & CO., INC., A NEW
YORK CORPORATION (THE "ADVISER") TO THE
INVESTMENT MANAGEMENT AGREEMENT DATED
AS OF MARCH 18, 1992 (AS AMENDED FROM
TIME TO TIME, THE "INVESTMENT MANAGEMENT
AGREEMENT") BETWEEN THE FUND, ON BEHALF
OF THE PORTFOLIO, AND THE ADVISER.

EFFECTIVE MAY 3, 1999, THE NAME OF THE
BERNSTEIN INTERNATIONAL VALUE PORTFOLIO
WILL BE CHANGED TO THE BERNSTEIN TAX-
MANAGED INTERNATIONAL VALUE PORTFOLIO.

ACCORDINGLY, THE PARTIES HERETO AGREE
AS FOLLOWS:

1. EFFECTIVE MAY 3, 1999, ALL REFERENCES
IN THE INVESTMENT MANAGEMENT AGREEMENT
TO THE "BERNSTEIN INTERNATIONAL VALUE
PORTFOLIO" SHALL BE CHANGED TO THE
"BERNSTEIN TAX-MANAGED INTERNATIONAL
VALUE PORTFOLIO."

2. EXCEPT AS HEREIN PROVIDED, THE
INVESTMENT MANAGEMENT AGREEMENT SHALL
REMAIN UNCHANGED AND IN FULL FORCE
AND EFFECT.

IN WITNESS WHEREOF, THE FUND, ON BEHALF
OF THE PORTFOLIO, AND THE ADVISER HAVE
CAUSED THIS AMENDMENT NO. 3 TO BE
EXECUTED BY THEIR DULY AUTHORIZED
OFFICERS AS OF THE DATE FIRST ABOVE
WRITTEN.

SANFORD C. BERNSTEIN & CO., INC.
BY: LEWIS A. SANDERS, CHAIRMAN

SANFORD C. BERNSTEIN FUND, INC.
BY: JEAN MARGO REID, SECRETARY